                                                                     EXHIBIT 4.4


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                            SHARE ISSUANCE AGREEMENT


                                 BY AND BETWEEN


                              ORBCOMM CORPORATION


                                      AND


                              ORBCOMM GLOBAL, L.P.





                                  DATED AS OF


                                    --, 1998



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                            SHARE ISSUANCE AGREEMENT

                 This SHARE ISSUANCE AGREEMENT (this "AGREEMENT") dated as of --, 1998, is made by and between ORBCOMM Corporation (the "COMPANY"), a corporation organized under the laws of the State of Delaware and ORBCOMM Global, L.P. ("ORBCOMM"), a limited partnership organized under the laws of the State of Delaware.

                 WHEREAS, the Company was formed to act as a general partner of ORBCOMM; and pursuant to the 1998 Subscription Agreement between the Company and ORBCOMM, ORBCOMM has agreed to create, issue and sell, and the Company has agreed to purchase, partnership units of ORBCOMM ("PARTNERSHIP UNITS") at an aggregate purchase price equal to the proceeds to the Company from the initial public offering (the "IPO") of its common stock, par value $.01 per share (the "COMMON STOCK"); and on the purchase of such Partnership Units with the proceeds from the IPO the Company will be admitted as a general partner of ORBCOMM;

                 WHEREAS, ORBCOMM may desire that the Company authorize, issue, offer and sell its securities (the "COMPANY SECURITIES") from time to time and invest the proceeds from such sales of Company Securities in partnership interests of ORBCOMM ("ORBCOMM UNITS"); and the Company desires to acquire from time to time ORBCOMM Units, including Partnership Units, with the proceeds from any such issuance of Company Securities;

                 WHEREAS, ORBCOMM has adopted the 1998 Equity Plan of ORBCOMM Corporation and ORBCOMM Global, L.P. (the "EQUITY PLAN")and ORBCOMM may desire to adopt other employee benefit plans from time to time (each such plan, an "ORBCOMM BENEFIT PLAN"); and ORBCOMM desires to have the ability to: (i) issue options to purchase Common Stock ("OPTIONS") from time to time pursuant to the Equity Plan and; (ii) to issue Options and other rights to acquire Common Stock ("STOCK RIGHTS") pursuant to other ORBCOMM Benefit Plans;

                 WHEREAS, the Company desires to facilitate ORBCOMM's granting of Options and Stock Rights pursuant to ORBCOMM Benefit Plans, and the Company desires to acquire Partnership Units in exchange for shares of Common Stock issued by the Company in connection with the exercise of such Options and the exercise or conversion of Stock Rights.

                 NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                        DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICABILITY

                 SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

                 "AGREEMENT" means this Share Issuance Agreement.

                 "BENEFIT PLAN SCHEDULE" has the meaning assigned thereto in
Section 4.02.

                 "BUSINESS DAY" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading on a national securities exchange, on the Nasdaq National Market System or, if the Common Stock is not quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by ORBCOMM for that purpose or, if the Common Stock is not traded in the over-the-counter market, the fair market value per share of the Common Stock as determined by ORBCOMM Committee (whose determination shall be conclusive and binding).

                 "COMMISSION" means the U.S. Securities and Exchange
Commission.

                  "COMMON STOCK" means Common Stock, par value $.01 per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors, if any.

                 "COMPANY BOARD" means the Board of Directors of the Company.

                 "COMPANY SECURITIES" means: (i) equity securities of the Company, including Common Stock and any class of preferred stock and; (ii) any security issued by the Company that is convertible into, or exchangeable or exercisable for, equity securities of the Company.

                 "DIRECTED OFFERING" has the meaning assigned thereto in
Section 2.03.

                 "DIRECTED OFFERING PERIOD" means the period commencing on the date ORBCOMM delivers a Sale Notice to the Company and ending on the 90th day following such date; provided that the Directed Offering Period may be extended by ORBCOMM, at its sole discretion, by delivering written notice of such extension to the Company.

                 "EQUITY PLAN" means the 1998 Equity Plan of ORBCOMM Corporation and ORBCOMM Global, L.P., as amended from time to time.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

                 "EXCHANGE NOTICE" has the meaning assigned thereto in Section 4.02.

                 "EXCHANGE RATE" has the meaning assigned thereto in Section
4.01.

                 "HOLDER" has the meaning assigned thereto in Section 4.01.

                 "INDEMNIFIED PARTY" has the meaning assigned thereto in
Section 6.01.

                 "IPO" means the initial underwritten public offering of the Common Stock as contemplated by the registration statement on Form S-1 under the Securities Act filed by the Company (file No. 333-50599) on April 21, 1998, as such registration statement is amended from time to time.





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
                 "IPO DATE" means the date of the consummation of the IPO.

                 "MANAGING UNDERWRITER OR UNDERWRITERS" means the person or persons selected by ORBCOMM and the Company in a Directed Offering to manage an underwritten offering of Company Securities.

                 "NOTICED UNITS" has the meaning assigned thereto in Section
2.02.

                 "OFFERING DOCUMENTS" has the meaning assigned thereto in
Section 3.02.

                 "OPTION" means an option to purchase one or more shares of Common Stock that is issued pursuant to an ORBCOMM Benefit Plan.

                 "ORBCOMM" shall have the meaning set forth in the preamble and shall also include ORBCOMM's successors.

                 "ORBCOMM BENEFIT PLAN" means any employee benefit plan of ORBCOMM existing on the date hereof or hereafter created, each as adopted by the ORBCOMM Committee and as amended from time to time, including the Equity Plan.

                 "ORBCOMM COMMITTEE" means the Committee of ORBCOMM established pursuant to the Partnership Agreement.

                 "ORBCOMM UNITS" means any partnership interest in ORBCOMM, including the Partnership Units, and any security issued by ORBCOMM that is convertible into, or exchangeable or exercisable for, partnership interests in ORBCOMM.

                 "PARTNERSHIP AGREEMENT" means the Restated Agreement of Limited Partnership of ORBCOMM Global, L.P. dated as of --, 1998, as amended from time to time.

                 "PARTNERSHIP UNITS" have the meaning assigned thereto in the Partnership Agreement.

                 "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

                 "PROCESS AGENT" has the meaning assigned thereto in Section
7.07.

                 "SALE NOTICE" has the meaning assigned thereto in Section
2.02.

                 "SALE RIGHT" has the meaning assigned thereto in Section 2.01.

                 "SECURITIES ACT" means the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

                 "STOCK RIGHT" means a right (other than a Option) to acquire, either directly or beneficially, one or more shares of Common Stock that is issued pursuant to an ORBCOMM Benefit Plan.





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                 "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable exchange or in the applicable market.

                 "TRANSFER" has the meaning assigned thereto in Article V.

                 "UNDERLYING SHARES OF COMMON STOCK" has the meaning assigned thereto in Section 4.01.

                 "UNDERWRITER" means any underwriter of an underwritten offering of Company Securities pursuant to Article III.

                 SECTION 1.02. INTERPRETATION. The following provisions shall govern the interpretation of this Agreement:

                          (a)     The singular form of any word used herein,
including the terms defined in Section 1.01, includes the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

                          (b)     Unless otherwise expressly indicated, all
references herein to "Articles," "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

                          (c)     The headings or titles of the several
Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

                          (d)     Each reference herein to any agreement,
instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

                                  ARTICLE II.

                           ORBCOMM'S RIGHT TO REQUIRE
                     FUTURE PURCHASES OF PARTNERSHIP UNITS

                 SECTION 2.01. GENERAL SALE RIGHTS OF ORBCOMM. Subject to the terms and conditions set forth herein, at any time and from time to time after the IPO Date, ORBCOMM shall have the right (the "SALE RIGHT") to create, issue and sell to the Company, and the Company shall have the obligation to purchase from ORBCOMM, ORBCOMM Units.

                 SECTION 2.02. NOTICE REQUIRED FOR EXERCISE OF SALE RIGHT. In order to exercise its Sale Right, ORBCOMM shall deliver written notice (a "SALE NOTICE") to the Company of: (i) its intent to exercise its rights under this Article II; and (ii) the type and number of ORBCOMM Units intended to be sold to the Company (the "NOTICED UNITS"); provided that if ORBCOMM elects to change the number or type of Noticed Units during a Directed Offering Period an additional Sale Notice shall not be required.





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                 SECTION 2.03.    COMPANY'S OBLIGATION TO CONSUMMATE OFFERING
OF COMPANY SECURITIES IN RESPECT OF NOTICED INTERESTS. The Company hereby agrees that on receipt of a Sale Notice the Company shall, within the Directed Offering Period and in accordance with Article III, use its best reasonable efforts to consummate an offering of Company Securities (a "DIRECTED OFFERING"), and apply the proceeds received by the Company from such Directed Offering to the purchase of the Noticed Units, on terms and conditions determined by ORBCOMM; provided that the Company shall not be required to purchase Noticed Units until the date it first receives proceeds from the Directed Offering.

                                  ARTICLE III.

                       PROCEDURES FOR DIRECTED OFFERINGS

                 SECTION 3.01. TERMS OF DIRECTED OFFERINGS; CORPORATE ACTION BY THE COMPANY.

                          (a)     The Company hereby agrees that, subject to
applicable law, the terms of any Directed Offering shall be structured at the direction of ORBCOMM, including: (i) the quantity, class and terms of the Company Securities to be offered; (ii) whether the Company Securities to be offered will be registered under the Securities Act or whether such Company Securities will be sold pursuant to an exemption from such registration; (iii) whether the Directed Offering will be consummated on a date certain or will be made on a delayed or continuous basis; and (iv) the terms under which the proceeds from the sale of the Company Securities will be applied to the purchase of the Noticed Units.

                          (b)     The Company hereby agrees, subject to
applicable law, to take all action necessary to consummate any Directed Offering in accordance with the terms of this Agreement, including: (i) authorizing the issuance and sale of the Company Securities (and authorizing and reserving for issuance all Company Securities issuable on the exercise of the Company Securities to be issued in the Directed Offering); and (ii) amending or supplementing the Company's governing documents as required by the terms of the Directed Offering and seeking stockholder or other approval, if necessary, for such action.

                          (c)     In addition to any other obligation of the
Company hereunder, the Company hereby agrees that at any time and from time to time after the IPO Date, it will increase its authorized share capital as directed by ORBCOMM, including authorizing additional shares of Common Stock and creating and authorizing one or more series of preferred stock, within thirty days of receipt of written instructions from ORBCOMM to effect such an increase.

                 SECTION 3.02. COOPERATION IN PREPARATION OF OFFERING DOCUMENTS. ORBCOMM and the Company hereby agree to cooperate in the preparation of any offering documents relating to a Directed Offering (the "OFFERING DOCUMENTS"), including: (a) any registration statements or amendments thereto required to be filed with the Commission pursuant to Section 3.04 in connection with the registration of Company Securities to be issued in a Directed Offering; and (b) any disclosure memoranda or amendments thereto to be used in connection with a Directed Offering of Company Securities exempt from registration under the Securities Act.

                 SECTION 3.03. CUSTOMARY AGREEMENTS. ORBCOMM and the Company hereby agree to enter into and deliver all customary agreements (including underwriting or purchase agreements) as are reasonably requested of the Company or ORBCOMM to expedite or facilitate any Directed Offering.





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                 SECTION 3.04.    REGISTRATION STATEMENTS.

                          (a)     In connection with the obligations of the
Company under Articles II and III in respect of any Directed Offering of Company Securities registered under the Securities Act the Company hereby agrees to:

                                  (i) prepare and file with the Commission a registration statement with respect to the Company Securities on any form which may be utilized by the Company and which shall permit the disposition of such Company Securities in accordance with the terms of the Directed Offering and use its reasonable best efforts to cause such registration statement to become effective as directed by ORBCOMM;

                                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the period required for the disposition of the Company Securities in accordance with the terms of the Directed Offering and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Company Securities covered by such registration statement;

                                  (iii) for a reasonable period prior to the filing of such registration statement, and throughout the period required for the disposition of the Company Securities in accordance with the terms of the Directed Offering, and on reasonable notice, make available for inspection by ORBCOMM, any underwriter participating in any distribution pursuant to the registration statement, and any attorney or accountant designated by ORBCOMM, at a reasonable time and in a reasonable manner, financial and other information and the books and records of the Company, and cause the officers, directors and employees of the Company to respond to such inquiries and supply information reasonably requested by ORBCOMM and any such underwriter, attorney or accountant in the course of conducting a reasonable investigation within the meaning of Section 11 of the Securities Act;

                                  (iv)     promptly notify ORBCOMM, and the
                 managing underwriter or underwriters, if any, and confirm such advice in writing: (A) when such registration statement or supplement or post-effective amendment has been declared or becomes effective; (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for such purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Securities offered in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (D) of the happening of any event during the period such registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading;

                                  (v)      on the occurrence of any event
                 contemplated by Section 3.04(a)(iv)(D) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any





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                 document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Company Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                  (vi)     use its reasonable best efforts to
                 obtain promptly the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto;

                                  (vii)    provide copies of any prospectus,
                 any amendment to the registration statement or amendment or supplement to any prospectus or any document which is to be incorporated by reference into such registration statement or any prospectus after initial filing of such registration statement, a reasonable time prior to the filing of any such prospectus, amendment, supplement or document, to ORBCOMM and the underwriters, if any, and make the representatives of the Company available to ORBCOMM and the underwriters, if any, for discussion of any such document;

                                  (viii)   use its reasonable best efforts to:
                 (A) register or qualify the Company Securities to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as ORBCOMM and each placement or sales agent, if any, therefor and each underwriter, if any, thereof shall reasonably request in writing on a timely basis; and (B) take any and all other actions as may be reasonably necessary or advisable to enable each such holder, agent, if any, and each underwriter, if any, to consummate the disposition in such jurisdictions of the Company Securities; and

                                  (ix)     use its reasonable best efforts to
                 obtain the consent or approval of each governmental agency or authority, whether federal, state or local which may be required to effect the registration or the offering or sale in connection therewith of the Company Securities;

                          (b)     ORBCOMM hereby agrees to provide the Company
with all assistance reasonably necessary for the Company to comply with its obligations under Section 3.04(a).

                                  ARTICLE IV.

                     ORBCOMM'S EXCHANGE RIGHTS WITH RESPECT
                          TO OPTIONS AND STOCK RIGHTS

                 SECTION 4.01. GENERAL EXCHANGE RIGHTS OF ORBCOMM. Upon exercise of any Options or exercise or conversion of Stock Rights by the holder thereof (the "HOLDER") and notice by ORBCOMM of such exercise or conversion pursuant to Section 4.02(c), the Company shall have the obligation to sell to ORBCOMM, in accordance with Section 4.03 hereof, the number of registered, fully paid and non-assessable shares of Common Stock such Holder is entitled to have delivered on exercise of such Options or Stock Rights (the "UNDERLYING SHARES OF COMMON STOCK"). In exchange for each Underlying Share of Common Stock delivered by the Company pursuant to this Article IV, ORBCOMM shall create, issue and deliver to the Company, in accordance with Section 4.03 hereof, fully paid and non-assessable Partnership Units, subject to adjustment as provided in Article V. The number of shares of Common Stock to be delivered by the Company pursuant to this Article IV in exchange for one such





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Partnership Unit is hereinafter referred to as the "EXCHANGE RATE." At any time and from time to time after the IPO Date, ORBCOMM shall have the right to issue additional Options and Stock Rights pursuant to any ORBCOMM Benefit Plan.

                 SECTION 4.02. INFORMATION AND NOTICE OBLIGATIONS OF ORBCOMM; SHARE RESERVATION OBLIGATIONS OF THE COMPANY.

                          (a)     ORBCOMM has heretofore delivered to the
Company a copy of the Equity Plan and agrees to provide the Company with copies of any other ORBCOMM Benefit Plan that permits ORBCOMM to offer Options or Stock Rights. ORBCOMM hereby agrees to provide the Company with a schedule no later than the 20th Business Day following the last day of each calendar quarter listing: (i) all authorized and outstanding Options and Stock Rights under ORBCOMM Benefit Plans; and (ii) the total number of Underlying Shares of Common Stock issuable in respect of all authorized and outstanding Options and Class Rights (the "AUTHORIZED SHARES") as of the last Business Day of such calendar quarter (the "BENEFIT PLAN SCHEDULE"); provided that: (i) ORBCOMM may provide a Benefit Plan Schedule at any time and; (ii) ORBCOMM shall not be required to provide a Benefit Plan Schedule if there has been no change from the most recently provided Benefit Plan Schedule.

                          (b)     The Company hereby agrees to authorize and
reserve for issuance pursuant to this Agreement a number of shares of Common Stock that is not less than the number of Authorized Shares; and the Company agrees that, if a Benefit Plan Schedule lists a greater number of Authorized Shares than the number of shares of Common Stock the Company has authorized and reserved for issuance pursuant to this Agreement, the Company shall immediately act to increase the number of shares of Common Stock authorized and reserved for issuance pursuant to this Agreement to a number of shares of Common Stock that is not less than the number of Authorized Shares listed in such Benefit Plan Schedule.

                          (c)     In order for the Company to have the
obligation to sell Underlying Shares of Common Stock to ORBCOMM on a Holder's exercise or conversion of a Option or a Stock Right, ORBCOMM must provide the Company with written notice (an "EXCHANGE NOTICE") of: (i) such Holder's exercise of, or intention to exercise, Options or Stock Rights; (ii) the number of Underlying Shares of Common Stock to be delivered by the Company as a result of such exercise; and (iii) the person in whose name such Underlying Shares of Common Stock are to be registered.

                 SECTION 4.03. PROCEDURES FOR DELIVERY BY THE COMPANY AND ORBCOMM. Each of the Company and ORBCOMM shall have the obligation to deliver the Underlying Shares of Common Stock and the Partnership Units and the respective purchase prices therefor in accordance with Article V of the Equity Plan.

                 SECTION 4.04.    COMPANY'S OBLIGATION TO MAINTAIN EFFECTIVE
REGISTRATION STATEMENT.   The Company hereby agrees to prepare and file with
the Commission, a registration statement with respect to the Underlying Shares of Common Stock to be delivered pursuant to this Article IV on any form which may be used by the Company and will permit the delivery of registered Underlying Shares of Common Stock in accordance with this Article IV and to use its best efforts to cause such registration statement or statements to become effective as of the IPO Date or as soon as practicable thereafter; and the Company hereby agrees to use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement, or to file and seek the effectiveness of additional registration statements, if any, as may be necessary to maintain an effective





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
registration statement that will permit the delivery of registered Underlying Shares of Common Stock in accordance with this Article IV at any time after the IPO Date.

                 SECTION 4.05. COOPERATION IN PREPARATION OF REGISTRATION STATEMENTS; CUSTOMARY AGREEMENTS. ORBCOMM and the Company hereby agree to cooperate in the preparation of any registration statement required to be filed with the Commission pursuant to Section 4.04. ORBCOMM and the Company hereby agree to enter into and deliver all customary Agreements as are reasonably requested of the Company or ORBCOMM to expedite or facilitate the issuance of registered Underlying Shares of Common Stock in accordance with this Article IV.

                 SECTION 4.06. EXPENSES. ORBCOMM shall promptly pay, or reimburse the Company for the payment of, all expenses incurred by the Company in connection with the transactions contemplated by this Article IV.


                                   ARTICLE V.

                          ADJUSTMENT OF EXCHANGE RATE

                 The Exchange Rate shall be adjusted from time to time as follows:

                          (a)     In case the Company shall pay or make a
dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of holders of the Company's Common Stock entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares constituting such dividend or other distribution and the denominator of which shall be such number of shares of Common Stock outstanding at the close of business on the date fixed for such determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                          (b)     In case ORBCOMM shall pay or make a dividend
or other distribution on any class of ORBCOMM Units in Partnership Units, the Exchange Rate in effect at the opening of business on the day following the date fixed for the termination of ORBCOMM partners entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the denominator of which shall be the sum of the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the total number of Partnership Units constituting such dividend or other distribution and the numerator of which shall be such number
o Partnership Units outstanding at the close of business on the date fixed for such determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (b), the number of Partnership Units at any time outstanding shall not include shares held in the treasury of ORBCOMM.

                          (c)     In case the Company shall issue rights or
warrants to all holders of any class of Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (k) below) of the Common Stock on the date fixed for the determination of holders of the Company's





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
Common Stock entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that could be purchased at the current market price with the aggregate offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company agrees not to pay any dividend or make any distribution on shares of Common Stock held in its treasury.

                          (d)     In case ORBCOMM shall issue rights or
warrants to all holders of Partnership Units entitling them to subscribe for, purchase or acquire Partnership Units at a price per Partnership Unit less than the current market price per share (determined as provided in subsection (k) below) of the Common Stock multiplied by the Exchange Rate on the date fixed for the determination of Partnership Unit holders entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the denominator of which shall be the sum of the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units so offered for subscription, purchase or acquisition, and the numerator of which shall be the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units that could be purchased at the current market price with the aggregate offering price of the total number of Partnership Units so offered for subscription, purchase of acquisition would purchase at a price per Partnership Unit equal to the market price per Share of Common Stock multiplied by the Exchange Rate. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (d), the number of Partnership Units at any time outstanding shall not include shares held in the treasury of ORBCOMM. ORBCOMM agrees not to pay any dividend or make any distribution on Partnership Units held in its treasury.

                          (e)     In case the outstanding shares of Common
Stock shall be subdivided into a greater or smaller number of shares of Common Stock, the Exchange Rate in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

                          (f)     In case the outstanding Partnership Units
shall be subdivided into a greater or smaller number of Partnership Units, the Exchange Rate in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

                          (g)     In case the Company shall, by dividend or
otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities but excluding: (i) any rights or warrants referred to in subsection (c) above; (ii) any dividend or distribution referred to in subsection (a) above; and (iii) any dividend or distribution paid in cash out of current or accumulated earnings), then in each case, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exchange Rate by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (k) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then Fair Market Value as determined by the Company Board (whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed (and for which an adjustment to the Exchange Rate has not previously been made pursuant to the terms of this Article V) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following such date of determination.

                          (h)     In case ORBCOMM shall, by dividend or
otherwise, distribute to all holders of its Partnership Units evidence of its indebtedness or assets (including securities but excluding: (i) any rights or warrants referred to in subsection (d) above; (ii) any dividend of distribution referred to in subsection (b) above; and (iii) any dividend or distribution paid in cash out of current or accumulated earnings), then in each case, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of holders of Partnership Units entitled to receive such distribution shall be adjusted by multiplying such Exchange Rate by a fraction of which the denominator shall be the current market price per share (determined as provided in subsection (k) below) of the Common Stock on such date of determination multiplied by the Exchange Rate (or, if earlier, on the date on which the Partnership Units go "ex-dividend" in respect of such distribution) less the then Fair Market Value as determined by the ORBCOMM Committee (whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed (and for which an adjustment to the Exchange Rate has not previously been made pursuant to the terms of this
Article V) applicable to one Partnership Unit, and the numerator shall be such current market price per share of the Common Stock multiplied by the Exchange Rate. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following such date of determination.

                          (i)     The reclassification or change of Common
Stock into securities including securities other than Common Stock (other than any reclassification on a consolidation or merger to which subsection (n) below applies) shall be deemed to involve: (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of subsection (g) above); and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day on which such subdivision becomes effective" or "the day on which such combination becomes effective," as the case may be, and "the day on which such subdivision or combination becomes effective" within the meaning of subsection (e) above).

                          (j)     The reclassification or change of Partnership
Units into interests or securities including ORBCOMM Units other than Partnership Units shall be deemed to involve: (A) a distribution of such interests or securities other than Partnership Units to all holders of Partnership Units (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Partnership Units entitled to receive such distribution" within the meaning of subsection
(h) above); and (B) a subdivision or combination, as the case may be, of the number of shares of Partnership

Units outstanding immediately prior to such reclassification into the number of Partnership Units outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day on which such subdivision becomes effective" or "the day on which such subdivision becomes effective," as the case may be, and "the day on which such subdivision or combination become effective" within the meaning of subsection (f) above).

                          (k)     For the purpose of any computation under
subsection (c), (d), (g) or (h) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Company Board commencing no more than 30 Trading Days before and ending no later than the second Trading Day before the day in question; provided, that, in the case of subsection (3), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

                          (l)     No adjustment in the Exchange Rate shall be
required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this clause (l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustments shall be required and made in accordance with the provisions of this Article V (other than this clause (l)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Anything in this clause (l) to the contrary notwithstanding, the Company shall be entitled, at its option, to make such increases in the Exchange Rate, in addition to those required by this Article V, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from current or accumulated earnings) or other event shall be a tax free distribution to holders for United States federal income tax purposes. All calculations under this clause (l) shall be made to the nearest cent.

                          (m)     ORBCOMM shall notify the Company of any event
requiring an adjustment in the Exchange Rate pursuant to subsection (b), (d),
(f), (h) or (j), and whenever the Exchange Rate is adjusted as herein provided, the Company shall notify ORBCOMM which notice shall include the Exchange Rate after such adjustment and shall set forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

                          (n)     In case of any consolidation of the Company
with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, ORBCOMM shall have the right thereafter to exchange Partnership Units only into the kind and amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Partnership Units might have been exchanged immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock is not the entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "constituent person"), or an affiliate of a constituent person and such holder shall have failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable on such consolidation, merger, sale or transfer provided that if the kind or amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (n) the kind and amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of ORBCOMM, so that the provisions set forth herein shall thereafter be applicable, as nearly as may reasonably be practicable, to any shares of stock or other securities or property thereafter deliverable on the exchange of the Partnership Units. Any adjustment under this subsection (n) shall be evidenced by a certificate of the Company and a notice of such adjustment filed and mailed in the manner set forth in subsection (m). The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

                 In case: (x) the Company shall take any action that would result in an adjustment to the Exchange Rate; or (y) of any consolidation or merger to which the Company is a party and for which approval of any holders of the Company' Common Stock is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (z) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then the Company shall provide to ORBCOMM, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating: (A) the date on which a record is to be taken for the purpose of such actions, or, if the record is not to be taken, the date as of which the holders of Common Stock, as the case may be, of record are to be determined; or (B) the date on which such adjustment, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable on such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(x) through (z) above.

                                  ARTICLE VI.

                            RESTRICTIONS ON TRANSFER

                 The ORBCOMM Units sold or exchanged hereunder are subject to the restrictions on Transfer (as hereinafter defined) contained in the Partnership Agreement. In addition, such ORBCOMM Units will not be registered under any United States federal or state securities laws and may not be Transferred unless such laws do not apply or unless such registration is otherwise not required. As used herein, "Transfer" means to sell, transfer, assign, pledge or otherwise encumber or dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly.

                                  ARTICLE VII.

                                INDEMNIFICATION

                 SECTION 7.01. INDEMNIFICATION BY ORBCOMM. ORBCOMM will indemnify and hold harmless the Company and each of its officers, directors and employees (each an "indemnified party") against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, that directly or indirectly, arise out of or are related to, the transactions contemplated by this Agreement, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as such losses, damages, liabilities or expenses are incurred; provided, however, that ORBCOMM shall not be liable in any such case to any indemnified party to the extent that any such loss, claim, damage or liability arises out of or is based on an intentional act or omission of the indemnified party which was contrary to any written instruction or request of ORBCOMM or which amounted to willful misconduct on the part of the indemnified party.

                 SECTION 7.02. PROCEEDINGS. Promptly after receipt by an indemnified party of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made against ORBCOMM under Section 7.01, the indemnified party shall notify ORBCOMM in writing of the commencement thereof, but the omission so to notify ORBCOMM shall not relieve ORBCOMM from any liability that it may have to any indemnified party otherwise than under such section unless ORBCOMM is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify ORBCOMM of the commencement thereof, ORBCOMM shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to ORBCOMM), and, after notice from ORBCOMM to such indemnified party of its election so to assume the defense thereof, ORBCOMM shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. ORBCOMM shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of ORBCOMM.

                 SECTION 7.03. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7.01 is for any reason held to be unenforceable although applicable in accordance with its terms, ORBCOMM shall contribute to the losses, liabilities, claims, damages and expenses of the type contemplated by such indemnity agreement incurred by any indemnified party in such proportion as shall be appropriate to reflect: (a) the relative benefits received, directly or indirectly, by ORBCOMM on the one hand and the indemnified party on the other hand, from the sale or exchange of the Company Securities and the issuance and sale of the Partnership Units; and (b) the relative fault of ORBCOMM on the one hand and the indemnified party on the other, with respect to the acts or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. ORBCOMM and the Company agree that it would not be just and equitable if contribution pursuant to this Section 7.03 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from ORBCOMM if ORBCOMM was not guilty of such fraudulent misrepresentation. The indemnity and contribution obligations in this Article VI are solely obligations of ORBCOMM and no recourse may be had thereunder against any member, director, officer, employee or agent of ORBCOMM.

                                 ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

                 SECTION 8.01. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only on the first date on which the Company purchases Partnership Units from ORBCOMM.

                 SECTION 8.02. ACKNOWLEDGMENT. The Company hereby acknowledges pursuant to the Equity Plan that shares of Common Stock are available for purposes of the Equity Plan.

                 SECTION 8.03. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the successors and permitted assigns of each of the parties; provided that this Agreement may not be assigned by the Company without the written consent of ORBCOMM.

                 SECTION 8.04.    NOTICES.  All notices and other
communications provided for in this Agreement shall be in writing, shall be in the English language and shall be sufficiently given if made: (a) by hand delivery; (b) by telecopier; or (c) by reputable express courier service (charges prepaid), if to the Company, at the following address:


                 ORBCOMM Corporation
                 c/o ORBCOMM Global, L.P.
                 2455 Horse Pen Road, Suite 100
                 Herndon, Virginia, 20171
                 Attention:  Mary Ellen Seravalli, Esq.
                 Phone:  (703) 406-5521
                 Telecopier:  (703) 406-5933

                 or if to ORBCOMM, at the following address:

                 ORBCOMM Global, L.P.
                 2455 Horse Pen Road, Suite 100
                 Herndon, VA  20171
                 Attention:  Mary Ellen Seravalli, Esq.
                 Phone:  (703) 406-5521
                 Telecopier:  (703) 406-5933

or at such other address as the Company or ORBCOMM shall have furnished in writing one to the other. Such notice shall be deemed to have been given when actually received.

                 SECTION 8.05. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.


                 SECTION 8.06. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                 SECTION 8.07. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against any party with respect to this Agreement may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and the party hereby submits to such jurisdiction. Each party hereto hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made on the process agent appointed by the Company or such alternate process agent in the United States designated with respect to the party in a writing delivered to the other party (the "PROCESS AGENT") and each of the parties hereto hereby irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to such party shall not impair or affect the validity of such service or of any judgment based thereon. If the Process Agent is no longer able to so act for any reason whatsoever, the party agrees to appoint a substitute process agent, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder, and to give notice of such appointment to the other party.

                 SECTION 8.08. AMENDMENTS TO THE AGREEMENT. This Agreement may not be changed or amended or the observance of any provisions waived without the written consent of each of the Company and ORBCOMM.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          ORBCOMM CORPORATION


                          By:
                             --------------------------------------------------
                               Name:     Scott L. Webster
                               Title:    President and Chief Executive Officer


                          ORBCOMM GLOBAL, L.P.


                          By:
                             --------------------------------------------------
                               Name:     Scott L. Webster
                               Title:   Chief Executive Officer